UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 23, 2012
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Items under Sections 2, 3 and 4 and Sections 6 through 9 are not applicable and therefore omitted.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on February 23, 2012.  Of the 12,311,632 shares of the Company’s common stock outstanding and entitled to vote, 9,713,251 shares, or 78.89%, were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting that resulted in approval of each nominee and each other proposal:

1.           To elect six (6) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Ronald G. Roth	4,999,799	28,435	4,685,017
Cheryl P. Beranek	4,998,799	29,435	4,685,017
John G. Reddan	4,999,499	28,735	4,685,017
Stephen L. Zuckerman	4,969,499	58,735	4,685,017
Donald R. Hayward	4,999,799	28,435	4,685,017
Charles N. Hayssen	4,999,799	28,435	4,685,017

2.           To ratify and approve the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2012.

For	Against	Abstain	Broker Non-Vote
9,531,046	11,072	171,133	0

As a result, all Nominees were elected as Directors and Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

By	/s/ Daniel Herzog
Daniel Herzog, Chief Financial Officer

Dated: February 28, 2012